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                                                                  EXHIBIT (d)(2)

                                     FORM OF
                        INVESTMENT SUB-ADVISORY AGREEMENT

                         Effective as of
                                         ---------------


State Street Global Advisors
225 Franklin Street
Boston, Massachusetts  02110

Ladies and Gentlemen:

                  The Worldwide Index Funds (the "Company"), an business trust organized under the laws of the Commonwealth of Massachusetts, and LMI Investment Advisors LLC ("LMI"), a limited liability company organized under the laws of the state of Delaware, hereby agree with State Street Bank and Trust Company, a trust company organized under the laws of the Commonwealth of Massachusetts, acting through its division, State Street Global Advisors (the "Sub-Advisor"), as follows:

                  1.       INVESTMENT DESCRIPTION; APPOINTMENT

                  The Company desires to employ the capital of the Company's investment funds listed on Annex A hereto (individually, a "Fund" and collectively, the "Funds") by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Agreement and Declaration of Trust, as amended ("Declaration of Trust"), and in their Prospectus and Statement of Additional Information relating to the Funds as in effect and which may be amended from time to time, and in such manner and to such extent as may from time to time be approved by the Board of Trustees of the Company. Copies of the Funds' Prospectus and Statement of Additional Information and the Company's Declaration of Trust, as amended, have been or will be submitted to the Sub-Advisor. The Company agrees to provide copies of all amendments to the Funds' Prospectus and Statement of Additional Information and the Company's Declaration of Trust to the Sub-Advisor on an on-going basis. The Company desires to employ and hereby appoints the Sub-Advisor to act as investment sub-advisor to the Funds. The Sub-Advisor accepts the appointment and agrees to furnish the services described herein for the compensation set forth below.

                  2.       SERVICES AS INVESTMENT SUB-ADVISOR

                  Subject to the supervision of the Board of Trustees of the Company and of LMI, the Funds' investment adviser, the Sub-Advisor will (a) act in conformity with the Company's Declaration of Trust, the Investment Company Act of 1940, the Investment Advisers Act of 1940




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(as applicable) and the Internal Revenue Code of 1986, as the same may from time to time be amended, (b) make investment decisions for the Funds in accordance with the Funds' investment objectives and policies as stated in the Funds' Prospectus and Statement of Additional Information as in effect and, after notice to the Sub-Advisor, which may be amended from time to time, (c) place purchase and sale orders on behalf of the Funds to effectuate the investment decisions made, (d) maintain books and records with respect to the securities transactions of the Funds and furnish the Company's Board of Trustees such periodic, regular and special reports as the Board may request; and (e) treat confidentially and as proprietary information of the Company, all records and other information relative to the Company and prior, present or potential shareholders; and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and such records may not be withheld where the Sub-Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company. In providing those services, the Sub-Advisor will supervise the Funds' investments and conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Funds' assets. In addition, the Sub-Advisor will furnish the Funds or LMI with whatever statistical information the Funds or LMI may reasonably request with respect to the instruments that the Funds may hold or contemplate purchasing.

                  3.       BROKERAGE

                  In executing transactions for the Funds and selecting brokers or dealers, the Sub- Advisor will use its best efforts to seek the best overall terms available and shall execute or direct the execution of all such transactions in a manner permitted by law and in a manner that is in the best interest of the Funds and their shareholders. In assessing the best overall terms available for any Funds transactions, the Sub-Advisor will consider all factors it deems relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and on a continuing basis. Pursuant to its investment determinations for the Funds, in placing orders with brokers and dealers, the Sub-Advisor will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Advisor may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Company with research advice and other services. LMI hereby authorizes the Sub-Adviser to execute security transactions through State Street Brokerage Services, Inc., an affiliate of Sub-Advisor, at the discretion of Sub-Advisor, to the extent that such transactions are consistent with requirements of the Investment Company Act of 1940 and are executed on terms which are at least as favorable as are generally available from other brokers. If LMI or the Company requests the Sub-Advisor to execute transactions through a specific broker, the Sub-Advisor shall not be liable for any loss by reason thereof.


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                  LMI authorizes and empowers the Sub-Advisor to direct the
Company's custodian (the "Custodian") to open and maintain brokerage accounts for securities and other property, including financial and commodity futures and commodities and options thereon (all such accounts hereinafter called "brokerage accounts") for and in the name of the Company and to execute for the Company as its agent and attorney-in-fact any required standard customer agreements with such broker or brokers as the Sub-Advisor shall select as provided above. The Sub-Advisor may, using such of the securities and other property of the Funds as the Sub- Advisor deems necessary or desirable, direct the Custodian to deposit for the Company original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Sub-Advisor deems desirable or appropriate.

The Sub-Advisor further shall have the authority to instruct the Custodian (i) to pay cash for securities and other property delivered to the Custodian for the Funds, (ii) to deliver securities and other property against payment for the Funds, and (iii) to transfer assets and funds to such brokerage accounts as the Sub-Advisor may designate, all consistent with the powers, authorities and limitations set forth herein. The Sub-Advisor shall not have authority to cause the Custodian to deliver securities and other property or pay cash to the Sub-Advisor.

                  4.       INFORMATION PROVIDED TO THE COMPANY

                  The Sub-Advisor will keep the Company and LMI informed of developments materially affecting the Funds, and will on its own initiative, furnish the Company and LMI on at least a quarterly basis with whatever information the Sub-Advisor believes is appropriate for this purpose.

                  5.       STANDARD OF CARE

                  The Sub-Advisor shall exercise its best judgment in rendering the services described in paragraphs 2 and 3 above. The Sub-Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except
(a) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act of 1940, as amended) or (b) a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement (each such breach, act or omission described in (a) or (b) shall be referred to as "Disqualifying Conduct").



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                  6.       COMPENSATION

                  In consideration of the services rendered pursuant to this Agreement, LMI will pay the Sub-Advisor on the first business day of each month a fee for the previous month as detailed in Annex A attached to this Agreement. The Sub-Advisor shall have no right to obtain compensation directly from the Funds or the Company for services provided hereunder and agrees to look solely to LMI for payment of fees due. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Sub-Advisor, the value of the Funds' net assets shall be computed at the times and in the manner specified in the Funds' Prospectus or Statement of Additional Information relating to the Funds as from time to time in effect.

                  Should it be determined that the Investment Sub-Advisory Agreements between the Company, LMI and Sub-Advisor for the Funds listed in Annex A, are terminated as a result of the assignment thereof prior to the effective date of this Agreement, compensation hereunder shall commence as of the date of such termination.

                  7.       EXPENSES

                  The Sub-Advisor will bear all expenses in connection with the performance of its services under this Agreement, which expenses shall not include brokerage fees or commissions in connection with the effectuation of securities transactions. The Company will bear certain other expenses to be incurred in its operation, including but not limited to: organizational expenses, taxes, interest, brokerage fees and commissions, if any; fees of trustees of the Company who are not officers, directors or employees of the Sub-Advisor, LMI, the Funds' sub- administrator or any of their affiliates; Securities and Exchange Commission fees and state Blue Sky qualification fees; out-of-pocket expenses of custodians, transfer and dividend disbursing agents and the Company's sub-administrator and transaction charges of custodians; insurance premiums; outside auditing and legal expenses; costs of maintenance of the Company's existence; costs attributable to investor services, including without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Funds and of the officers or Board of Trustees of the Company; and any extraordinary expenses.

                  8.       SERVICES TO OTHER COMPANIES OR ACCOUNTS

                  The Company understands that the Sub-Advisor now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to one or more other investment companies or series of investment


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companies, and the Company has no objection to the Sub-Advisor so acting, provided that whenever the Funds and one or more other accounts or investment companies advised by the Sub-Advisor have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with procedures believed to be equitable to each entity. Similarly, opportunities to sell securities will be allocated in an equitable manner. The Company recognizes that in some cases this procedure may limit the size of the position that may be acquired or disposed of for the Funds. In addition, the Company understands that the persons employed by the Sub-Advisor to assist in the performance of the Sub-Advisor's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Sub-Advisor or any affiliate of the Sub-Advisor to engage in and devote time and attention to other business or to render services of whatever kind or nature.

                  9.       TERM OF AGREEMENT

                  This Agreement shall become effective as of the date first written above, shall continue for a period of two years thereafter, and shall continue in effect for a period of more than two years thereafter only so long as such continuance is specifically approved at least annually by (i) the Board of Trustees of the Company or (ii) a vote of a "majority" (as defined in the Investment Company Act of 1940, as amended) of the Funds' outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 30 days' written notice, by LMI, the Board of Trustees of the Company or by vote of holders of a majority of a Fund's shares, or upon 90 days' written notice by the Sub-Advisor, and will terminate automatically upon any termination of the advisory agreement between the Company and LMI. In addition, this Agreement will also terminate automatically in the event of its assignment (as defined in said Act). The Sub-Advisor agrees to notify the Company of any circumstances that might result in this Agreement being deemed to be assigned.

                  10.      REPRESENTATIONS OF THE COMPANY AND THE SUB-ADVISOR

                  The Company represents that: (i) a copy of its Declaration of Trust, dated June 1, 1998, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts; (ii) the appointment of the Sub-Advisor has been duly authorized; and (iii) it has acted and will continue to act in conformity with the Investment Company Act of 1940, as amended, and other applicable laws.

                  LMI represents that: (i) it is authorized to perform the services herein; (ii) the appointment of the Sub-Advisor has been duly authorized; and (iii) it will act in conformity with the Investment Company Act of 1940, as amended, and other applicable laws.


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                  The Sub-Advisor represents that it is authorized to perform the services described herein.

                  11.      INDEMNIFICATION

                  LMI shall indemnify and hold harmless the Sub-Advisor from and against any and all claims, losses, liabilities or damages (including reasonable attorneys' fees and other related expenses), howsoever arising from or in connection with this Agreement or the performance by the Sub-Advisor of its duties hereunder; provided, however, that nothing contained herein shall require that the Sub-Advisor be indemnified for Disqualifying Conduct.

                  12.      AMENDMENT OF THIS AGREEMENT

                  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to any Fund until approved by vote of a majority of the outstanding voting securities of such Fund.

                  13.      LIMITATION OF LIABILITY

                  This Agreement has been executed on behalf of the Company by the undersigned officer of the Company in his capacity as an officer of the Company. The obligations of this Agreement shall be binding upon the assets and property of each Fund only and not upon the assets and property of any other investment fund of the Company and shall not be binding upon any Trustee, officer or shareholder of the Fund and/or the Company individually.

                  14.      ENTIRE AGREEMENT

                  This Agreement constitutes the entire agreement between the parties hereto.

                  15.      GOVERNING LAW

                  This Agreement shall be governed in accordance with the laws of the Commonwealth of Massachusetts.



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                  If the foregoing accurately sets forth our agreement, kindly indicate your acceptance hereof by signing and returning the enclosed copy hereof.

                                              Very truly yours,

                                            WORLDWIDE INDEX FUNDS


Dated:                                      By: /s/ F. Brian Cerini
       --------------------                     -------------------
                                               Name: F. Brian Cerini
                                               Title:   President

                                            LMI INVESTMENT ADVISORS LLC

Dated:                                      By: /s/ F. Brian Cerini
       --------------------                     -------------------
                                               Name: F. Brian Cerini
                                               Title:   Member


Accepted:

STATE STREET BANK AND TRUST
COMPANY

By                                          Dated:
   ----------------------------                   ----------------------
   Name:
   Title:





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                                                                         ANNEX A



                  For the services provided and expenses assumed pursuant to the Agreement, the Sub-Advisor will be paid a monthly fee, absent fee waivers, based upon each Fund's average daily net assets as follows:




FUND                                                                   FEE
----                                                                   ---

AUSTRALIA INDEX FUND..................................................  __%
FRANCE INDEX FUND.....................................................  __%
GERMANY INDEX FUND....................................................  __%
HONG KONG INDEX FUND..................................................  __%
ITALY INDEX FUND......................................................  __%
JAPAN INDEX FUND......................................................  __%
NETHERLANDS INDEX FUND................................................  __%
SPAIN INDEX FUND......................................................  __%
SWEDEN INDEX FUND.....................................................  __%
SWITZERLAND INDEX FUND ...............................................  __%
UNITED KINGDOM INDEX FUND.............................................  __%
EUROPE INDEX FUND.....................................................  __%
INTERNATIONAL INDEX FUND..............................................  __%


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